Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EDESA BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities
	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value	457(o)
Fees to Be Paid	Equity	Preferred Shares, no par value	457(o)
Fees to Be Paid	Other	Warrants	457(o)
Fees to Be Paid	Debt	Debt Securities	457(o)
Fees to Be Paid	Other	Subscription Rights	457(o)
Fees to Be Paid	Other	Units (3)	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)			$5,916,909.19	0.00015310	$905.88
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, no par value	415(a)(6)			S-3	333- 266604	August 12, 2022
	Equity	Preferred Shares, no par value	415(a)(6)			S-3	333- 266604	August 12, 2022
	Other	Warrants	415(a)(6)			S-3	333- 266604	August 12, 2022
	Debt	Debt Securities	415(a)(6)			S-3	333- 266604	August 12, 2022
	Other	Subscription Rights	415(a)(6)			S-3	333- 266604	August 12, 2022
	Other	Units	415(a)(6)			S-3	333- 266604	August 12, 2022
	Unallocated (Universal) Shelf		415(a)(6)	$144,083,090.81 (4)		S-3	333- 266604	August 12, 2022	$13,356.50

	Total Offering Amounts			$150,000,000	$905.88
	Total Fees Previously Paid				$0
	Total Fee Offsets				$0
	Net Fee Due				$905.88

(1)	An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act

(3)	Each unit will consist of one or more common shares, preferred shares, warrants, debt securities, subscription rights or any combination of such securities, which may or may not be separable from one another.

(4)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, or the SEC, on August 5, 2022 (File No. 333-266604), or the Prior Registration Statement, which was declared effective on August 12, 2022, that registered $150,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $144,083,090.81 of unsold securities, or the Unsold Securities, that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $13,356.50 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $5,916,909.19 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.